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                                                                    Exhibit 21.1

                      INVITROGEN CORPORATION SUBSIDIARIES

I.   ASIA PACIFIC

     ETHROG BIOTECHNOLOGIES LIMITED (Israel)
     INVITROGEN ASIA PACIFIC, INC. (Delaware)
          Invitrogen Asia Pacific, Inc. Subsidiary:
          INVITROGEN TAIWAN LIMITED (Taiwan)
     INVITROGEN AUSTRALIA PTY LIMITED (Australia)
          Invitrogen Australia Pty Limited Subsidiary:
          SERUM TECHNOLOGIES PTY. LTD. (Australia)
     INVITROGEN HONG KONG LIMITED (Hong Kong)
     INVITROGEN K.K. (Japan)
     INVITROGEN MAURITIUS LIMITED (Mauritius)
          Invitrogen Mauritius Limited Subsidiaries:
          LIFE TECHNOLOGIES DO BRASIL LTDA. (Brazil)
          INVITROGEN (INDIA) PRIVATE LIMITED (India)
     INVITROGEN NEW ZEALAND LIMITED (New Zealand)
          Invitrogen New Zealand Limited Subsidiary:
          PHOENIX CHEMICALS LTD. (New Zealand)
     INVITROGEN SINGAPORE PTE. LTD. (Singapore)
     LABORATORY SERVICES LIMITED (New Zealand)

II.  EUROPE

     DEXTER EUROPE S.A. (Belgium)
     DEXTER HOLDINGS (England)
          Dexter Holdings Subsidiary:
          DEXTER U.K. LIMITED (England)
               Dexter U.K. Ltd. Subsidiaries:
               DEXTER OVERSEAS LIMITED (England)
               DEXTER SPECIALTY CHEMICALS LTD. (England)
               DEXTER SPECIALTY MATERIALS LIMITED (Scotland) KETTLEBROOK INSURANCE COMPANY, LTD. (Bermuda)
     DEXTER HOLDINGS B.V. (The Netherlands)
          Dexter Holdings B.V. Subsidiary:
     DEXTER EUROPE B.V. (The Netherlands)
     INVITROGEN AB (Sweden)
     INVITROGEN A/S (Denmark)
     INVITROGEN B.V. (The Netherlands)
     INVITROGEN HOLDINGS (Scotland)
          Invitrogen Holdings Subsidiaries:
          GIBCO LEASING LIMITED (Scotland)
          INVITROGEN EUROPE LIMITED (Scotland)
               Invitrogen Europe Limited Subsidiaries:
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               INVITROGEN AG (Switzerland)
               INVITROGEN GMBH (Germany)
               INVITROGEN NORGE AS (Norway)
               INVITROGEN S.A.R.L. (France)
               LIFE TECHNOLOGIES B.V. (Netherlands)
          INVITROGEN LIMITED (Scotland)
               Invitrogen Limited Subsidiary:
               GIBCO BIO-CULT DIAGNOSTICS LIMITED (Scotland) LIFE TECHNOLOGIES (EUROPE) LIMITED (Scotland)
     N.V. INVITROGEN S.A. (Belgium)
     INVITROGEN S.A. (Spain)
     INVITROGEN S.R.L. (Italy)
     NOVEX ELECTROPHORESIS GMBH (Germany)

III. AMERICAS

     BIOVENTURES, INC. (Alabama)
     CUSTOM PRIMERS, INC. (California)
          Custom Primers Subsidiary:
          PROTOGENE LABORATORIES INC. (California)
     DEXTER ENVIRONMENTAL ASSURANCE LTD. (Bermuda)
     DEXTER POWDERS, INC. (Delaware)
     DEXTER (RPI), INC. (Delaware)
     GENE EXPRESS, INC. (Colorado)
     INTEGRIDERM, INC. (Delaware)
     INFORMAX, INC. (Delaware)
     INVITROGEN CANADA, INC. (Ontario)
     INVITROGEN CORPORATION FOUNDATION, INC. (Connecticut)
     INVITROGEN CORPORATION FOUNDATION, INC. (Delaware)
     KETTLEBROOK INSURANCE COMPANY, LTD. (Bermuda)
     LIFE TECHNOLOGIES ARGENTINA S.A. (Argentina)
     LIFE TECHNOLOGIES DO BRASIL LTDA. (Brazil)
     LIFE TECHNOLOGIES FOREIGN SALES CORPORATION (Barbados)
     LIFE TECHNOLOGIES URUGUAY S.A. (Uruguay)
     PV LICENSING CORPORATION (Delaware)
     SERUM TECHNOLOGIES HOLDINGS, INC. (Delaware)